UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 5, 2012

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EASTMAN CHEMICAL COMPANY - EMN

Item 5.02(e) Compensatory Arrangements of Certain Officers

On December 5, 2012, the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors of Eastman Chemical Company (the “Company”) approved the corporate performance measure, eligible employees, and target variable pay opportunities for the 2013 Unit Performance Plan ("UPP"). The UPP is filed as Exhibit 10.11 to the Company's Annual Report on Form 10-K for 2011 and is described in the Company's 2012 Annual Meeting Proxy Statement.

For 2013, the corporate performance measure for determining the available UPP cash award pool will be earnings from operations ("EFO"). The Compensation Committee will establish specific 2013 UPP cash payout pool amounts based upon actual EFO compared to pre-set EFO targets. The target 2013 EFO and corresponding target UPP payout pool amount will correspond to the Company's EFO target under the annual business plan for 2013 as approved by the Board of Directors.

The portion of the UPP award pool allocated to the executive officers will be determined by aggregating their individual target variable pay amounts, multiplied by a "performance factor" corresponding to their overall performance compared to pre-established targets related to organizational results and personal performance objectives. For 2013, the target variable pay for performance that meets the pre-established objectives under the UPP (expressed as a percentage of annual base salary) for the continuing executive officers for whom executive compensation disclosure is provided in the Company's 2012 Annual Meeting Proxy Statement (the “named executive officers”) will be 110% for the Chief Executive Officer (James P. Rogers),  80% for each of the Executive Vice Presidents (Mark J. Costa and Ronald C. Lindsay), and 75% for the Senior Vice President and Chief Financial Officer (Curtis E. Espeland). The Compensation Committee may consider changing the target executive UPP compensation for 2013 based upon comparable pay for similar jobs at identified peer and other companies and for any executives who change responsibilities or positions during 2013.

At the end of 2013, in connection with the determination of the amount of the total UPP award pool available to the executive officers, the Chief Executive Officer will assess the other executives' individual performance against established goals and expectations and determine the amounts of the individual payouts from the portion of the total UPP award pool allocated to the executive officers. The Chief Executive Officer's assessments will be based upon his evaluation of each executive officer's performance against individual goals and expectations related to corporate and organizational performance compared to established EFO and other performance targets and the officer's contributions to achievement of identified key initiatives for 2013. Based on the Chief Executive Officer's assessment, the Compensation Committee will consider UPP payouts to the executive officers for 2013 in early 2014. The Compensation Committee will review the CEO's performance against his individual financial, organizational, and strategic objectives and determine his payout for 2013. The payouts, if any, to the CEO and other executive officers for 2013 will be disclosed in the Company's Proxy Statement for its 2014 Annual Meeting of Stockholders.

In determining EFO for the purpose of measuring corporate performance, the UPP provides for adjustments by the Compensation Committee for certain cost, charge, and income items that were not included in the Company's targeted financial performance under the annual business plan, typically the same as those excluded from operating earnings in the non-GAAP financial measures disclosed by the Company in its public sales and earnings disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY
	By:	/s/ Scott V. King
	Name:	Scott V. King
	Title:	Vice President, Controller, and Chief Accounting Officer
Date: December 11, 2012